Northwest Bancshares, Inc. to Host Second-Quarter 2024 Earnings Call Columbus, Ohio July 12, 2024 Northwest Bancshares, Inc. (NASDAQ: NWBI) will host a conference call to review second- quarter 2024 financial results on Tuesday, July 23 at 9:00 a.m. (EDT). The results are scheduled to be released at approximately 7:00 a.m. (EDT). The live audio webcast and presentation slides will be available on www.northwest.com under Investor Relations, Events & Presentations. Northwest will notify the public that financial results have been issued through its social media outlet @NWSB on X and Northwest Bank on LinkedIn, and by a press release over PR Newswire. In addition to being available on the Investor Relations website, the earnings results also will be filed with the Securities and Exchange Commission (“SEC”) on a Form 8-K, which will be available on the SEC website at https://www.sec.gov. The general public can register for the conference call by visiting https://events.q4inc.com/attendee/262623522. After registering, they will receive instructions for downloading the meeting calendar event and signing up for email reminders. Please join 15 minutes prior to the start of the call. The replay will be available via webcast on www.northwest.com under Investor Relations, Events & Presentations. About Northwest Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. Currently, Northwest operates 131 full-service financial centers and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.'s common stock is listed on the NASDAQ Global Select Market ("NWBI"). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com. Investor Contact: Jeff Maddigan 716-730-4204 Media Contact: Shawn Walker 814-730-9317